QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.7

Consent of Nominee for Director
of Genco Shipping & Trading Limited

        I hereby consent to the reference to me under the caption "Management" in the registration statement on Form S-1 and related prospectus as shall be held with the U.S. Securities and Exchange Commission and any and all amendments thereto, of Genco Shipping & Trading Limited.

/s/ ROBERT C. NORTH Name: Rear Admiral Robert C. North, USCG (ret.) Date: 07-18-05

QuickLinks

  Exhibit 23.7
Consent of Nominee for Director of Genco Shipping & Trading Limited